Exhibit 10.18
HORNE INTERNATIONAL, INC.
WORKING CAPITAL TERM SHEET
April 10, 2008

Borrower:	Horne International, Inc., a Delaware corporation (“Borrower”)

Lender:	Darryl K. Horne (“Lender”)

Loan Amount:	$500,000.00 ("Loan")

Facility Type:	Working Capital Loan

Interest Rate:	Interest shall accrue on the unpaid principal balance of the Loan until paid in full at the rate of twelve and one-half percent (12 1/2%) per annum (“Interest Rate”); provided, however, if any installment of interest or payment of principal and interest accrued and due at maturity remains unpaid on the 15th day after the due date of such payment, such late payment may be subject to a late charge of five percent (5%) of such late payment. Upon the occurrence and during the continuance of an Event of Default under any of the Loan Documents and until such Event of Default is cured, interest on the Loan will accrue at the rate of three percent (3%) per annum above the Interest Rate.

Term:	The Loan shall mature and be payable in full at the earlier of (a) twelve (12) months from the Closing Date or (b) the sale of the Real Property (as defined below) (“Maturity Date”); provided, however, the Borrower may request one (1) six (6) month extension of the Maturity Date (“Extension Option”), which the Lender shall grant provided that (i) the Borrower sends the Lender a written notice of its intention to exercise the Extension Option (“the Extension Option Notice”) at least thirty (30) days prior to the Maturity Date, (ii) no default has occurred under the Loan and is continuing, (iii) the Borrower pays the Lender a Loan Extension Fee equal to one half percent (1/2%) of the outstanding principal balance of the Loan concurrently with delivery of the Extension Option Notice.

Payments:	Interest only payable quarterly on the first day of each calendar quarter until the Maturity Date, as may be extended under the Extension Option, at which time the entire principal balance of the Loan and all accrued and unpaid interest, late fees, and default interest, together with any costs and fees due under the promissory note, shall be due and payable in full.

Prepayment:	The Loan may be prepaid in full or in part, without premium or penalty, at any time, provided that there is no indebtedness outstanding under the Borrower's Revolving Line of Credit with Evan Auld-Susott and Trevor Foster (“Senior Lender”).

Collateral:	Second Deed of Trust on the Borrower's fee simple interest in certain commercial real property situated at 91 Hill Avenue, Fort Walton Beach, Florida, 32548, (“Real Property”), which Second Deed of Trust shall be junior in priority and subordinate to a First Deed of Trust in favor of the Senior Lender to secure Borrower’s obligations under the Revolving Line of Credit.

Default:	In the event that Borrower shall fail to perform its obligations to pay interest quarterly or to pay the Loan in full at the Maturity Date, as may be extended by the Extension Option, Lender may exercise its collection remedies as provided in the Working Capital Promissory Note and the Second Deed of Trust.

Loan Documents:	The Borrower shall execute and deliver a Working Capital Promissory Note, a Second Deed of Trust, and such other agreements, certificates and other instruments required by the Lender and its counsel in connection with the Loan (“Loan Documents”). The Loan Documents shall contain such reasonable terms and provisions as are customarily required by lenders in connection with loans secured by real property.

Costs and Expenses:	The Borrower shall pay all reasonable out of pocket costs and expenses (including legal fees) actually incurred by the Lender in connection with the preparation, negotiation, and review of Loan Documents, including premiums related to a title insurance policy insuring the Lender’s second lien interest in the Real Property.

Closing:	Closing of the Loan shall be held at a location agreed to by the Borrower and the Lender on or before April 13, 2008, unless the parties shall agree otherwise.
      THE FOREGOING TERMS AND CONDITIONS ARE HEREBY ACCEPTED AND AGREED TO THIS 10th DAY OF APRIL, 2008.

BORROWER: HORNE INTERNATIONAL, INC. By: /s/ Michael M. Megless Name: Michael M. Megless Title: Chief Financial Officer LENDER: /s/ Darryl K. Horne DARRYL K. HORNE